Exhibit 99.1

VIASPACE APPOINTS NEW DIRECTOR OF COMMUNICATIONS

PASADENA, CA.—December 14, 2005—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that it has appointed Jan W. Vandersande, Ph.D. to the newly created position of Director of Communications.

Dr. Vandersande previously served as the President and CEO of Mountain Province Diamonds, a company that is engaged in the development of a diamond deposit in Canada with De Beers. Mountain Province Diamonds is a small cap public company that traded on the OTC.BB before moving to the American Stock Exchange earlier this year. Dr. Vandersande was instrumental in developing and implementing a program to target both retail and institutional investors and in orchestrating the transition from the OTC.BB to the AMEX. Dr. Vandersande has also held the position of Financial Analyst at Rodman & Renshaw, where he specialized in research coverage for high technology companies. He has also held management positions at the Jet Propulsion Laboratory in Pasadena. Dr. Vandersande holds three patents on thermoelectric material and diamond films with thermoelectric coolers and has authored numerous peer-reviewed papers published in scientific journals. He received a Master of Science in Physics from Cornell University and his Ph.D. in physics from the University of Witwatersrand in Johannesburg, South Africa.

Dr. Carl Kukkonen, Chief Executive Officer of VIASPACE, said, “We are very pleased to welcome Dr. Vandersande to the VIASPACE team. His experience leading a publicly traded company combined with his scientific background will be invaluable in communicating the VIASPACE story to the financial community. We expect Dr. Vandersande’s expertise to complement that of our investor relations firm, creating a highly effective and strategic investor relations program for VIASPACE.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, information and computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

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